Exhibit 99.1

VCA Inc. Reports Third Quarter 2014 Results

  Revenue increased 7.7% to a third quarter record of $499.6 million
  Gross profit increased 11.8% to $123.8 million
  Diluted earnings per common share was $0.31, net of a non-cash impairment charge and debt retirement costs
  Adjusted EPS Excluding Amortization increased 19.1% to $0.56

LOS ANGELES--(BUSINESS WIRE)--October 23, 2014--VCA Inc. (NASDAQ: WOOF), a leading animal healthcare company in the United States and Canada, today reported financial results for the third quarter ended September 30, 2014, as follows: revenue increased 7.7% to a third quarter record of $499.6 million; gross profit increased 11.8% to $123.8 million; operating income of $53.5 million; net income of $27.5 million and diluted earnings per common share of $0.31. Non-GAAP earnings per diluted common share excluding acquisition-related amortization, a non-cash impairment charge and debt retirement costs ("Adjusted EPS Excluding Amortization") increased 19.1% to $0.56.

Our results for the quarter included a non-cash impairment charge of $27.0 million, $17.0 million net of tax, or $0.20 per common share, related to the write-down of goodwill and other long-lived assets in our Vetstreet business. Our results also included debt retirement costs of $1.7 million, $1.0 million net of tax, or $0.01 per common share related to the refinancing of our senior credit facility. Our results in the 2013 period included an inventory credit adjustment of $0.02 per common share. Excluding these items and acquisition-related amortization expense, our Adjusted EPS Excluding Amortization increased 19.1% to $0.56 for the three months ended September 30, 2014.

As a result of an interim impairment review, we determined that a write-down of goodwill and long-lived assets was necessary as Vetstreet's current year actual and projected future operating results and cash flow were significantly lower than previously forecasted. We do not expect this accounting write-down to affect our ongoing business or financial performance.

Bob Antin, Chairman and CEO, stated, "We had an excellent quarter. Our Adjusted EPS Excluding Amortization increased 19.1%, lead by a 4.1% increase in Animal Hospital same-store revenue growth and a 110 basis point improvement in our adjusted same-store gross profit margin. Our Animal Hospital same-store revenue growth in the quarter was driven by an increase in both the number of orders and the average revenue per order. Our Laboratory business segment experienced 5.5% internal revenue growth resulting in a 180 basis point increase in gross profit margin.

"In addition to our excellent operating results, we are very excited about the accelerating pace of our animal hospital acquisition program. During the quarter, we acquired 13 independent animal hospitals with historical combined annual revenue of $26.0 million bringing our year-to-date total to $54.0 million. We have a robust pipeline of acquisition transactions in current discussions and we expect to acquire a total of $120 million of annual revenue for the entire year, which is significantly over our previous guidance of $60 to $70 million. As a result of this momentum, we are extremely optimistic with respect to our results for the fourth quarter of this year.

"For the nine months ended September 30, 2014 and 2013, diluted earnings per share was $1.21 and $1.26, respectively. Adjusted EPS Excluding Amortization was $1.52 and $1.37 for the nine months ended September 30, 2014 and 2013, respectively. The adjusted diluted earnings per share for the nine months ended September 30, 2013, excludes $3.8 million of pre-tax charges related to vacated properties that were consolidated into the then - newly constructed, VCA West Los Angeles Animal Hospital as well as a non-cash $2.8 million inventory credit adjustment.

"Animal Hospital revenue in the current quarter increased 7.3%, to $395.8 million, driven by acquisitions made during the past 12 months and same-store revenue growth of 4.1%. Our same-store gross profit margin increased to 17.7% from 16.3%, while our total gross margin increased to 17.3%, from 16.5% in the prior-year quarter. Adjusted to exclude acquisition-related amortization: adjusted same-store gross profit margin increased to 18.6%, from 17.5% in the prior-year quarter; adjusted total gross margin increased to 18.4%, from 16.9% in the prior-year quarter; adjusted operating margin increased to 15.9%, from 14.6% in the prior-year quarter.

"Laboratory internal revenue in the third quarter increased 5.5%, to $91.2 million. Our Laboratory gross profit margin increased to 49.0% from 47.2%, and our operating margin increased to 39.6%, from 38.0% in the prior-year quarter. Excluding amortization expense, our adjusted Laboratory gross profit margin increased to 49.2%, from 47.4% in the prior-year quarter, and our adjusted operating margin likewise increased to 39.8%, from 38.3% in the prior-year quarter.

"We are also pleased that during the quarter we completed the refinancing of our Senior Credit Facility. The new facility provides for $600 million of senior term notes, as well as an additional $800 million revolving credit facility. This new facility provides us with the ability to quickly take advantage of both acquisition and share buy back opportunities in the marketplace.

"During the quarter we repurchased 2.3 million shares of our common stock for $88.7 million. Since the Board authorized our repurchase program in April 2013 we have acquired 4.8 million shares for $165.7 million. In the fourth quarter we have continued to actively repurchase shares and have acquired an additional 1.1 million shares for $43.1 million."

2014 Guidance

We are revising our guidance as follows: Fourth quarter Adjusted EPS excluding amortization of $0.35 to $0.37.

Non-GAAP Financial Measures

We believe investors’ understanding of our total performance is enhanced by disclosing adjusted net income, adjusted diluted earnings per common share and Adjusted EPS Excluding Amortization. We define these adjusted measures as the reported amounts, adjusted to exclude certain significant items and amortization of intangibles acquired in acquisitions.

Management believes these adjusted measures are useful to management and investors in evaluating the Company's operational performance and their use provides an additional tool for evaluating the Company's operating results and trends. As a result, these non-GAAP financial measures help to provide meaningful comparisons of our overall performance from one reporting period to another and meaningful assessments of related trends.

There is a material limitation associated with the use of these non-GAAP financial measures: our adjusted measures exclude the impact of these significant items, and as a result, our computation of adjusted diluted earnings per common share does not depict diluted earnings per common share in accordance with GAAP.

To compensate for the limitations in the non-GAAP financial measures discussed above, our disclosures provide a complete understanding of all adjustments found in non-GAAP financial measures, and we reconcile the non-GAAP financial measures to the GAAP financial measures in the attached financial schedules titled "Supplemental Operating Data."

Conference Call

We will discuss our third quarter 2014 financial results during a conference call today, October 23rd, at 4:30 p.m. Eastern Time. A live broadcast of the call may be accessed by visiting our website at investor.vca.com. The call may also be accessed by dialing (877) 293-5492. Interested parties should call at least ten minutes prior to the start of the call to register. Replay of the webcast will be available for ninety days by visiting the company's website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Among the forward-looking statements in this press release are statements addressing our 2014 guidance and plans, expectations, future financial position and results of operation. These forward-looking statements are not historical facts and are inherently uncertain and out of our control. Any or all of our forward-looking statements in this press release may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Actual future results may vary materially. Among other factors that could cause our actual results to differ from this forward-looking information are: the continued effects of the economic uncertainty prevailing in regions in which we operate; our ability to execute on our growth strategy and to manage acquired operations; changes in demand for our products and services; fluctuations in our revenue adversely affecting our gross profit, operating income and margins; and the effects of the other factors discussed in our Annual Report on Form 10-K, Reports on Form 10-Q and our other filings with the SEC.

About VCA Inc.

We own, operate and manage the largest networks of freestanding veterinary hospitals and veterinary-exclusive clinical laboratories in the country, additionally we are the largest provider of online communication, professional education and marketing solutions to the veterinary community. We also supply diagnostic imaging equipment to the veterinary industry.

VCA Inc.
Condensed, Consolidated Income Statements
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenue:
Animal hospital	$395,820	$368,868	$1,134,184	$1,074,688
Laboratory	91,903	86,460	276,392	265,025
All other	30,081	27,462	81,914	83,457
Intercompany	(18,227)	(18,735)	(53,934)	(55,254)
	499,577	464,055	1,438,556	1,367,916

Direct costs	375,820	353,378	1,092,933	1,046,022

Gross profit:
Animal hospital	68,537	60,839	180,673	166,151
Laboratory	45,024	40,810	137,147	128,501
All other	10,136	10,006	27,753	29,063
Intercompany	60	(978)	50	(1,821)
	123,757	110,677	345,623	321,894

Selling, general and administrative expense:
Animal hospital	9,269	8,678	28,261	25,723
Laboratory	8,610	7,921	24,909	23,891
All other	8,023	7,618	23,782	24,573
Corporate	16,890	14,530	47,211	43,429
	42,792	38,747	124,163	117,616

Impairment of goodwill and other long-lived assets	27,019	—	27,019	—
Net loss (gain) on sale or disposal of assets	470	(109)	(173)	1,187
Operating income	53,476	72,039	194,614	203,091
Interest expense, net	4,367	4,474	12,564	14,439
Debt retirement costs	1,709	—	1,709	—
Other expense (income)	188	(86)	178	(113)
Income before provision for income taxes	47,212	67,651	180,163	188,765
Provision for income taxes	18,261	25,740	69,389	71,571
Net income	28,951	41,911	110,774	117,194
Net income attributable to noncontrolling interests	1,499	1,264	3,695	4,400
Net income attributable to VCA Inc.	$27,452	$40,647	$107,079	$112,794

Diluted earnings per share	$0.31	$0.45	$1.21	$1.26

Weighted-average shares outstanding for diluted earnings per share	87,360	89,845	88,665	89,659

VCA Inc.
Condensed, Consolidated Balance Sheets
(Unaudited)
(In thousands)

	September 30,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$126,507	$125,029
Trade accounts receivable, net	65,603	59,900
Inventory	50,325	55,067
Prepaid expenses and other	32,830	25,417
Deferred income taxes	28,921	28,907
Prepaid income taxes	—	15,434
Total current assets	304,186	309,754
Property and equipment, net	450,617	448,366
Other assets:
Goodwill	1,368,230	1,330,917
Other intangible assets, net	78,611	86,671
Notes receivable	3,016	3,454
Deferred financing costs, net	8,308	2,987
Other	59,517	55,632
Total assets	$2,272,485	$2,237,781
Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$11,687	$51,087
Accounts payable	38,858	36,962
Accrued payroll and related liabilities	72,221	57,337
Income tax payable	3,078	—
Other accrued liabilities	64,414	58,762
Total current liabilities	190,258	204,148
Long-term debt, less current portion	648,723	568,558
Deferred income taxes	90,428	100,099
Other liabilities	35,811	36,758
Total liabilities	965,220	909,563
Redeemable noncontrolling interests	11,014	10,678
VCA Inc. stockholders’ equity:
Common stock	85	89
Additional paid-in capital	261,812	384,721
Retained earnings	1,035,799	928,720
Accumulated other comprehensive loss	(12,581)	(6,190)
Total VCA Inc. stockholders’ equity	1,285,115	1,307,340
Noncontrolling interests	11,136	10,200
Total equity	1,296,251	1,317,540
Total liabilities and equity	$2,272,485	$2,237,781

VCA Inc.
Condensed, Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Nine Months Ended
	September 30,
	2014	2013
Cash flows from operating activities:
Net income	$110,774	$117,194
Adjustments to reconcile net income to net cash provided by operating activities:
Goodwill and long-lived assets impairment	27,019	—
Depreciation and amortization	59,659	57,783
Amortization of debt issue costs	957	937
Provision for uncollectible accounts	4,388	5,380
Debt retirement costs	1,709	—
Net (gain) loss on sale or disposal of assets	(173)	1,187
Share-based compensation	12,234	10,340
Deferred income taxes	—	2,868
Excess tax benefit from exercise of stock options	(3,808)	(2,654)
Other	381	(251)
Changes in operating assets and liabilities:
Trade accounts receivable	(9,678)	(9,986)
Inventory, prepaid expense and other assets	(8,233)	(1,634)
Accounts payable and other accrued liabilities	2,920	4,941
Accrued payroll and related liabilities	14,761	11,408
Income taxes	12,137	21,492
Net cash provided by operating activities	225,047	219,005
Cash flows from investing activities:
Business acquisitions, net of cash acquired	(62,122)	(39,640)
Real estate acquired in connection with business acquisitions	(3,293)	(1,208)
Property and equipment additions	(50,093)	(52,682)
Proceeds from sale of assets	4,464	905
Other	(202)	(1,738)
Net cash used in investing activities	(111,246)	(94,363)
Cash flows from financing activities:
Repayment of debt	(563,976)	(28,507)
Proceeds from issuance of long-term debt	600,000	—
Payment of financing costs	(7,987)	—
Distributions to non-controlling interest partners	(3,577)	(3,324)
Purchase of non-controlling interest	(326)	(5,727)
Proceeds from issuance of common stock under stock option plans	926	15,111
Excess tax benefit from exercise of stock options	3,808	2,654
Repurchase of common stock	(139,910)	(19,384)
Other	(838)	(160)
Net cash used in financing activities	(111,880)	(39,337)
Effect of currency exchange rate changes on cash and cash equivalents	(443)	(566)
Increase in cash and cash equivalents	1,478	84,739
Cash and cash equivalents at beginning of period	125,029	68,435
Cash and cash equivalents at end of period	$126,507	$153,174

VCA Inc.
Supplemental Operating Data
(Unaudited - In thousands, except per share amounts)

Table #1
Reconciliation of net income attributable to	Three Months Ended September 30,		Nine Months Ended September 30,
VCA Inc., to adjusted net income attributable
to VCA Inc., excluding amortization (1)	2014	2013	2014	2013

Net income attributable to VCA Inc.	$27,452	$40,647	$107,079	$112,794
Vacant property adjustments (2)	—	—	—	3,804
Tax benefit from vacant property adjustments (2)	—	—	—	(1,489)
Inventory adjustment (3)	—	(2,808)	—	(2,808)
Tax expense from inventory adjustment (3)	—	1,099	—	1,099
Impairment of goodwill and other long-lived assets (4)	27,019	—	27,019	—
Tax benefit on impairment charge (4)	(9,978)	—	(9,978)	—
Debt retirement costs (5)	1,709	—	1,709	—
Tax benefit from debt retirement costs (5)	(669)	—	(669)	—

Adjusted net income attributable to VCA Inc.	$45,533	$38,938	$125,160	$113,400
Impact of intangible asset amortization associated with acquisitions,
net of tax (6)	3,184	3,401	9,497	9,831
Adjusted net income attributable to VCA Inc., excluding amortization	$48,717	$42,339	$134,657	$123,231

Table #2	Three Months Ended September 30,		Nine Months Ended September 30,
Reconciliation of diluted earnings per share to
adjusted diluted earnings per share, excluding amortization (1)	2014	2013	2014	2013

Diluted earnings per share	$0.31	$0.45	$1.21	$1.26
Impact of vacant property adjustments, net of tax (2)	—	—	—	0.03
Impact of inventory adjustment (3)	—	(0.02)	—	(0.02)
Impact of impairment charge, net of tax (4)	0.20	—	0.19	—
Impact of debt retirement costs, net of tax (5)	0.01	—	0.01	—

Adjusted Earnings per share (7)	$0.52	$0.43	$1.41	$1.26
Impact of intangible asset amortization associated with acquisitions,
net of tax (6)	0.04	0.04	0.11	0.11
Adjusted diluted earnings per share excluding amortization (6), (7)	$0.56	$0.47	$1.52	$1.37

Shares used for computing adjusted diluted earnings per share	87,360	89,845	88,665	89,659

VCA Inc.
Supplemental Operating Data (cont)
(Unaudited - In thousands, except per share amounts)

Table #3	Three Months Ended September 30,		Nine Months Ended September 30,
Reconciliation of gross profit to
adjusted gross profit, excluding amortization (1)	2014	2013	2014	2013

Consolidated gross profit	$123,757	$110,677	$345,623	$321,894
Impact of vacant property adjustments (2)	—	—	—	2,046
Impact of inventory adjustment (3)	—	(2,808)	—	(2,808)
Impact of rent expense adjustments (8)	—	—	—	(1,396)
Consolidated adjusted gross profit	$123,757	$107,869	$345,623	$319,736
Consolidated adjusted gross profit margin	24.8%	23.2%	24.0%	23.4%
Intangible asset amortization associated with acquisitions (6)	5,166	5,520	15,406	16,035
Consolidated adjusted gross profit excluding amortization	$128,923	$113,389	$361,029	$335,771
Consolidated adjusted gross profit margin excluding amortization	25.8%	24.4%	25.1%	24.5%

Table #4	Three Months Ended September 30,		Nine Months Ended September 30,
Reconciliation of operating income to
adjusted operating income, excluding amortization (1)	2014	2013	2014	2013

Consolidated operating income	$53,476	$72,039	$194,614	$203,091
Impact of vacant property adjustments (2)	—	—	—	3,804
Impact of inventory adjustment (3)	—	(2,808)	—	(2,808)
Impact of impairment charge (4)	27,019	—	27,019	—
Impact of rent expense adjustments (8)	—	—	—	(1,396)
Consolidated adjusted operating income	$80,495	$69,231	$221,633	$202,691
Consolidated adjusted operating income margin	16.1%	14.9%	15.4%	14.8%
Intangible asset amortization associated with acquisitions (6)	5,231	5,588	15,605	16,153
Consolidated adjusted operating income excluding amortization	$85,726	$74,819	$237,238	$218,844
Consolidated adjusted operating income margin excluding amortization	17.2%	16.1%	16.5%	16.0%

(1)	Management uses adjusted net income excluding acquisition-related amortization, adjusted EPS excluding amortization, adjusted gross profit excluding acquisition-related amortization and adjusted operating income excluding acquisition-related amortization and its components among other factors, to measure the performance of the overall Company. Further, we believe that investors' understanding of our performance is enhanced by disclosing these measures. Adjusted net income excluding acquisition-related amortization, adjusted EPS excluding amortization, consolidated adjusted gross profit excluding acquisition-related amortization, consolidated adjusted operating income excluding acquisition-related amortization measures are not, and should not be viewed as substitutes for U.S. generally accepted accounting principles (GAAP) net income and its components and diluted earnings per share.

(2)	During the first quarter of 2013, we recorded a write-down to net realizable value of $1.8 million related to a vacant property that is held for sale, and we accrued costs totaling $2.0 million related to a vacant leased property.

(3)	In the third quarter of 2013, we recorded a non-cash physical inventory adjustment in our Animal Hospital business segment which resulted in a $2.8 million credit adjustment to direct costs.

(4)	In the current quarter, we recognized a non-cash impairment charge of $27.0 million related to the write-down of goodwill and other long-lived assets in our Vetstreet business.

(5)	During the quarter, we incurred debt retirement costs of $1.7 million related to the refinancing of our senior credit facility.

(6)	In the first quarter of 2013, we began to report Adjusted EPS Excluding Amortization to exclude acquisition-related amortization, and other infrequent charges and credits. We believe Adjusted EPS Excluding Amortization will provide our investors with better insight into the operating performance of the business.

(7)	Amounts may not add due to rounding.

(8)	In the second quarter of 2013, we recorded a reduction in rent expense as a result of a capital lease that was previously treated as an operating lease in our Animal Hospital segment.

VCA Inc.
Supplemental Operating Data (cont)
(Unaudited - In thousands, except per share amounts)

			As of
			September 30,	December 31,
Table #5			2014	2013
Selected consolidated balance sheet data
Debt:
Senior term notes			$600,000	$556,914
Other debt and capital leases			60,410	62,731
Total debt			$660,410	$619,645

	Three Months Ended September 30,		Nine Months Ended September 30,
Table #6
Selected expense data	2014	2013	2014	2013

Rent expense	$17,476	$16,888	$51,284	$50,675

Depreciation and amortization included
in direct costs:
Animal hospital	$15,044	$14,840	$44,573	$42,481
Laboratory	2,650	2,531	7,709	7,586
All other	1,505	1,259	4,907	3,603
Intercompany	(479)	(450)	(1,417)	(1,335)
	$18,720	$18,180	$55,772	$52,335
Depreciation and amortization included in selling,
general and administrative expense	1,142	1,864	3,887	5,448
Total depreciation and amortization	$19,862	$20,044	$59,659	$57,783

Share-based compensation included in direct costs:
Laboratory	$154	$110	$437	$328

Share-based compensation included in
selling, general and administrative expense:
Animal hospital	470	374	1,411	1,417
Laboratory	340	273	1,073	879
All other	232	186	605	558
Corporate	2,467	1,978	8,708	7,158
	3,509	2,811	11,797	10,012
Total share-based compensation	$3,663	$2,921	$12,234	$10,340

CONTACT:
VCA Inc.
Tomas Fuller
Chief Financial Officer
310-571-6505